UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2021

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2021, Murphy USA Inc. ("Murphy USA") issued a press release announcing the election on that date of David L. Goebel and Rosemary Turner to Murphy USA's Board of Directors.

Both Mr. Goebel and Ms. Turner will each receive pro-rated compensation of $33,750 in accordance with our compensation arrangements for non-employee directors. Equity awards for non-employee directors are governed by the Murphy USA Inc. Stock Plan for Non-Employee Directors which was filed with the SEC as an exhibit to Form S-8 (File No. 333-191131) on September 13, 2013.

Mr. Goebel has been appointed to the Executive Compensation Committee and the Audit Committee of the Board and will serve as a Class II Director with a term expiring at the 2024 annual meeting of stockholders.

Ms. Turner has been appointed to the Nominating and Governance Committee and the Audit Committee of the Board and will serve as a Class III Director with a term expiring at the 2022 annual meeting of stockholders.

The full text of the press release announcing Mr. Goebel and Ms. Turner's election to the Board of Directors is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Murphy USA Inc., dated October 19, 2021
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive data File because its XBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	October 19, 2021	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller